As filed with the Securities and Exchange Commission on April 26, 2002
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             STRATOS LIGHTWAVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                36-4360035
       (State of Incorporation)                     (I.R.S. Employer
                                                 Identification Number)

                7444 West Wilson Avenue, Chicago, Illinois 60706
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

         Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies
                            (Full Title of the Plan)

                                James W. McGinley
                                    President
                             Stratos Lightwave, Inc.
                             7444 West Wilson Avenue
                             Chicago, Illinois 60706
                                 (708) 867-9600
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:
                              James W. Ashley, Jr.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 443-0700

                                               CALCULATION OF REGISTRATION FEE
================================================================================================================================
Title of securities               Amount to be      Proposed maximum             Proposed maximum               Amount of
to be registered                  registered (1)    offering price per share     aggregate offering price       registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        600,000               $2.81 (2)                  $1,686,000 (2)                $155 (2)
================================================================================================================================

(1) Together with an indeterminant number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on April 23, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering 600,000 additional shares of common stock, $0.01 par value per share ("Common Stock"), issuable pursuant to the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies (the "Plan"). On March 7, 2002, the Board of Directors of the Registrant approved an amendment to the Plan to increase the total number of shares of Common Stock available for issuance under the Plan from 550,000 to 1,150,000. The contents of the Registrant's previously filed Form S-8 Registration Statement (File No. 333-81836), as filed with the Securities and Exchange Commission on January 31, 2002, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

       The Registrant hereby additionally incorporates by reference into this registration statement the documents listed below which have previously been filed with the Securities and Exchange Commission (the "Commission"):

       1. The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;

       2. The Registrant's Report on Form 8-K filed with the Commission on February 15, 2002; and

       3. The Registrant's Report on Form 8-K filed with the Commission on April 12, 2002.

       In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document or report incorporated into this registration statement by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement or by any subsequently filed amendment to this registration statement.

Item 8.     Exhibits.
            --------

3.1         Restated Certificate of Incorporation dated June 5, 2000
            (incorporated by reference to Exhibit 3.2 to the Company's
            Registration Statement on Form S-1, Registration No. 333-34864)

3.2         By-laws (incorporated by reference to Exhibit 3.3 to the Company's
            Registration Statement on Form S-1, Registration No. 333-34864)

5.1         Opinion of Lord, Bissell & Brook

23.1        Consent of Ernst & Young LLP, independent auditors

23.2        Consent of Lord, Bissell & Brook (included in Exhibit 5.1)

24.1        Power of Attorney (included on signature page)

99.1        Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 25, 2002.

                                 STRATOS LIGHTWAVE, INC.

                                 By: /s/ James W. McGinley
                                     -------------------------------------------
                                 Name: James W. McGinley
                                 Its:  President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. McGinley and David A. Slack and each of them with power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                                 DATE
-----------------                                                 ----
/s/ James W. McGinley                                             April 25, 2002
--------------------------------------------
James W. McGinley
President and Chief Executive Officer
(Principal Executive Officer); Director


/s/ David A. Slack                                                April 25, 2002
--------------------------------------------
David A. Slack
Chief Financial Officer
(Principal Financial and Accounting Officer)

NAME AND CAPACITY                                                 DATE
-----------------                                                 ----
/s/ Michael P. Galvin                                             April 25, 2002
--------------------------------------------
Michael P. Galvin
Director

/s/ Brian J. Jackman                                              April 25, 2002
--------------------------------------------
Brian J. Jackman
Director

                                                                  April 25, 2002
--------------------------------------------
C. Daniel Nelsen
Director

/s/ Edward J. O'Connell                                           April 25, 2002
--------------------------------------------
Edward J. O'Connell
Director

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------
3.1      Restated  Certificate of Incorporation  dated June 5, 2000
         (incorporated by reference to Exhibit 3.2 to the Company's
         Registration Statement on Form S-1, Registration No. 333-34864)

3.2      By-laws (incorporated by reference to Exhibit 3.3 to the Company's
         Registration  Statement on Form S-1, Registration No. 333-34864)

5.1      Opinion of Lord, Bissell & Brook

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Lord, Bissell & Brook (included in Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

99.1     Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies